Exhibit 10.6

FIRST AMENDMENT
TO AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED
PARTNERSHIP
OF
TORRES DEL PLATA I LIMITED PARTNERSHIP

This First Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Torres del Plata I Limited Partnership (this “Amendment”) is made as of June 15, 2011 (the “Effective Date”), by and between Futura Development of Puerto Rico, Inc., a Puerto Rico corporation (the “Operating General Partner”); National Tax Credit Partners, L.P., a California limited partnership, and National Tax Credit, Inc., a California corporation (each, a “Withdrawing Limited Partner” and, collectively, the “Withdrawing Limited Partners”); and Alta Helena Investment, Inc., a Puerto Rico corporation (the “Incoming Limited Partner” and together with the Operating General Partner and the Withdrawing Limited Partners, each a “Party” and any two or more, as the context requires, collectively, the “Parties”), with reference to the following:

A.                  Torres del Plata I Limited Partnership (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware and is being governed pursuant to an Amended and Restated Certificate and Agreement of Limited Partnership, dated as of February 28, 1992 (the “Amended Partnership Agreement”).

B.                 The Parties desire to enter into this Amendment to provide for, among other things (i) the withdrawal of the Withdrawing Limited Partners from the Partnership as the Limited Partner and the Special Limited Partner of the Partnership, (ii) the admission of the Incoming Limited Partner into the Partnership as the Limited Partner, and (iii) other amendments to the Amended Partnership Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree that the Amended Partnership Agreement is amended as follows:

1.                  Capitalized terms not defined in this Amendment shall have the meanings set forth in the Amended Partnership Agreement.

2.                  Effective on the Effective Date:

(a)               Provided the Withdrawing Limited Partners have received the sum of $25,000.00 from the Operating General Partner and/or the Incoming Limited Partner, which the Withdrawing Limited Partners acknowledge shall be treated as a direct acquisition of their Interests and in full satisfaction of all obligations and liabilities due the Withdrawing Limited Partners in connection with or in any manner arising out of the Partnership, the Apartment Complex or any other assets owned by the Partnership, the Withdrawing Limited Partners withdraw from the Partnership and acknowledge that they have no further interest therein; provided, however, if the Withdrawing Limited Partners have not received the entire amount of such payment on or before June 30, 2011, then notwithstanding anything herein contained to the contrary, this Amendment shall be of no force or effect;

(b)               The entire Interests of the Withdrawing Limited Partners, including, but not limited to, their right to and/or interests in all Profits and Losses, Cash Flow, Sale or Refinancing Transaction Proceeds and other Partnership distributions, other Partnership funds and assets, and any reimbursements of expenses, repayments of any loans made by either of the Withdrawing Limited Partners or any Affiliate to the Partnership (collectively, the “Interests”), are transferred to the Incoming Limited Partner; and

(c)    The Incoming Limited Partner is admitted into the Partnership as the Limited Partner and the Special Limited Partner and all Profits, Losses, Cash Flow, Sale or Refinancing Transaction Proceeds and other Partnership assets allocated or to be distributed to the Limited Partner and the Special Limited Partner shall be allocated or distributed, as appropriate, to the Incoming Limited Partner.

3.                  Notwithstanding the withdrawal of the Withdrawing Limited Partners, each of the other Partners (i.e., the Operating General Partner and the Incoming Limited Partner) elects to continue the business of the Partnership.

4.                  All references (including, but not limited to, those contained in Article 9) in the Amended Partnership Agreement to the Special Limited Partner are amended to refer to the Limited Partner; provided, however, to the extent such a reference to the Limited Partner would be redundant in the context of the provision (and it is agreed that additional references in Article 9 to the Limited Partner would not be redundant), then the reference to the Special Limited Partner shall be deleted in its entirety.

5.                  The defined term “Consent of the Special Limited Partner” is deleted from the Partnership Agreement in entirety.

6.                  The defined term “Limited Partner” is deleted in its entirety and replaced with the following:

“Limited Partner” means Alta Helena Investment, Inc., a Puerto Rico corporation, or its successors and assigns.

7.                  Section 14.5B of the Amended Partnership Agreement is deleted in its entirety and replaced with the following:

B.         If to the Limited Partner:

Alta Helena Investment, Inc.

207 Calle Tetuán, Viejo San Juan

San Juan, Puerto Rico 00901-1816

Tel: (787) 977-2222

Fax: (787) 977-1888

Attention: President

8.                  Schedule A attached to the Amended Partnership Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

9.                  As a material inducement to the Withdrawing Limited Partners entering into this Amendment, the Operating General Partner represents and warrants to each of the Withdrawing Limited Partners that the following are true and correct:

(a)               The Partnership at all times has been and continues to be a limited partnership duly organized, validly existing and in good standing under the laws governing limited partnerships, as adopted in the state of its formation. The Partnership has taken all requisite action in order to conduct lawfully its business in the state in which the Apartment Complex is situated, and is not qualified or licensed to do business and is not required to be so qualified or licensed in any other jurisdiction. The Partnership has the full power and authority to carry on its business, including without limitation, to own, lease and operate the Apartment Complex.

(b)               (i) The execution and delivery of this Amendment by the Operating General Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings, and (ii) assuming the due and proper execution and delivery by the Withdrawing Limited Partners, this Amendment is binding upon and enforceable against the Operating General Partner in accordance with its terms.

(c)               The Compliance Period ended December 31, 2007.

(d)               Neither the Operating General Partner nor the Partnership has received any notice nor has knowledge of either a compliance violation or other issue relating to any of the Housing Tax Credit rules or regulations or any fact or circumstance which could give rise to such violation.

(e)               There are no third-party consents or approvals required under any Mortgage, Governmental Agreement or any other contract, agreement, instrument or document affecting the Partnership for the transactions contemplated by this Amendment, and the Partnership has complied with all necessary notices, consents and/or approvals for such transactions, including, but not limited to, the notice, consent and/or approval of all Lenders and the “housing credit agency” (as that term defined in Section 42(h) of the Code) of the Commonwealth of Puerto Rico.

             10.               As a material inducement to the Withdrawing Limited Partners entering into this Amendment, the Incoming Limited Partner hereby represents and warrants to the Withdrawing Limited Partners that the following are true and correct :

(a)               The execution and delivery of this Amendment by the Incoming Limited Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings.

(b)               Assuming the due and proper execution and delivery by the Withdrawing Limited Partners, this Amendment is binding upon and enforceable against the Incoming Limited Partner in accordance with its terms.

(c)               There are no third-party consents or approvals required under any contract, agreement, instrument or other document affecting the Incoming Limited Partner for the transactions contemplated by this Amendment, and the Incoming Limited Partner has complied with all necessary third-party notices, consents and/or approvals for the transactions contemplated by this Amendment.

(d)               No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against the Incoming Limited Partner or, to the knowledge of the Incoming Limited Partner, threatened against the Incoming Limited Partner pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Amendment or the transactions contemplated hereunder, nor does the Incoming Limited Partner know of any reason to believe any such proceeding will be instituted.

(e)               The Incoming Limited Partner has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Amendment.

(f)                 The Incoming Limited Partner is aware of the restrictions on transfer or encumbrance of the Interests under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the “Securities Laws”). The Incoming Limited Partner is able to bear the economic risk of its investment in the Interests, is aware that it must hold the Interests for an indefinite period and that the Interests have not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interests are registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws. The Incoming Limited Partner is acquiring the Interests for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(g)               The Incoming Limited Partner is an Affiliate of the Operating General Partner and, knows, therefore, at least as much about the Partnership as the Withdrawing Limited Partners. The Incoming Limited Partner is experienced in financial transactions such as ownership of the Interests and understands the business and operations of the Partnership and its ownership and operation of the Apartment Complex. The Incoming Limited Partner has had an opportunity to ask questions about and seek information about the Partnership and the Apartment Complex, and has not relied upon any express or implied representations or warranties from the Withdrawing Limited Partners with regard to the Interests, the Partnership or the Apartment Complex, except as expressly provided herein.

             11.               As a material inducement to the Operating General Partner and the Incoming Limited Partner entering into this Amendment, the Withdrawing Limited Partners represent and warrant that the following are true and correct:

(a)               Each Withdrawing Limited Partner has at all times been and continues to be duly organized, validly existing and in good standing under the laws governing corporations/limited partnerships, as adopted in the state of its formation.

(b)               The Withdrawing Limited Partners are the owners of the Interests and the Interests are not subject to any lien, pledge or encumbrance of any nature whatsoever and the Incoming Limited Partner shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under the Withdrawing Limited Partners.

(c)               The execution and delivery of this Amendment by the Withdrawing Limited Partners and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by the Operating General Partner and the Incoming Limited Partner, this Amendment is binding upon and enforceable against the Withdrawing Limited Partners in accordance with its terms.

(d)               To the Withdrawing Limited Partners’ knowledge, there is no litigation, action, proceeding, investigation or claim pending or threatened against or involving the Interests, or which questions the validity of this Amendment, and, to the Withdrawing Limited Partners’ knowledge, there is no fact or circumstance which could give rise to any such litigation, action, proceeding, investigation or claim.

12.              The representations and warranties set forth above in paragraphs 9, 10, and 11 are true and correct as of the Effective Date and shall survive the withdrawal of the Withdrawing Limited Partners from and the admission of the Incoming Partners into the Partnership as herein contemplated.

13.              Notwithstanding the withdrawal of the Withdrawing Limited Partners, the Operating General Partner acknowledges that from and after the Effective Date matters may arise that relate back to events that occurred prior to the Effective Date (for purposes of illustration and not limitation, audits by the IRS). The Operating General Partner agrees that as to such matters (i) the Operating General Partner shall conduct itself in a manner which is consistent with the obligations it had as the Operating General Partner immediately prior to the Effective Date and, accordingly, recognize all of the corresponding rights of the Withdrawing Limited Partners as if the Withdrawing Limited Partners had not withdrawn from the Partnership as provided in this Amendment and (ii) that nothing herein shall relieve the Operating General Partner from such pre-existing obligations. Without limiting the generality of the foregoing, the Operating General Partner shall:

(a)               file on behalf of the Partnership for the current Fiscal Year a United States Partnership Return of Income and such other tax returns and other documents from time to time as may be required by the federal government or by any state or any subdivision thereof within the time(s) prescribed by law for such filings;

(b)               deliver to the Withdrawing Limited Partners within forty-five (45) days after the end of the current Fiscal Year such tax information, including, without limitation, a copy of Schedule K-1, as shall be reasonably necessary for inclusion by the Withdrawing Limited Partners in their federal income tax returns and required state income tax and other tax returns;

(c)               deliver to the Withdrawing Limited Partners the current Fiscal Year audited financial statement of the Partnership as required pursuant to the terms of Section 7.3 of the Amended Partnership Agreement.

If the Operating General Partner shall fail, for any reason, to prepare and/or deliver to the Withdrawing Limited Partners any of the returns or other information required by this paragraph 13, the Withdrawing Limited Partners shall have the right to cause such returns and other information prepared at the sole cost and expense of the Operating General Partner, plus an administrative fee payable to the Withdrawing Limited Partners in an amount equal to fifteen percent (15%) of the actual out-of-pocket costs incurred by the Withdrawing Limited Partners to have such returns and information prepared. In furtherance of the foregoing, the Withdrawing Limited Partners and their duly authorized representatives shall have the right to inspect and copy such portions of the Partnership’s books of account which are necessary or appropriate for the preparation of such returns and information; provided, however, it is expressly understood and agreed by the Withdrawing Limited Partners that such access is solely for the purpose of preparing such returns or other information that the Operating General Partner failed to prepare and/or deliver as herein provided, and shall not be deemed to grant the Withdrawing Limited Partners any other rights with respect to the Partnership and/or the operation of its business.

   14.                               Without limiting the generality of the provisions of paragraph 13,

(a)               Within five (5) calendar days after the sending or the receipt of any correspondence or communication relating to the Partnership to or from the IRS which could affect the Withdrawing Limited Partners, or either of them, the Operating General Partner, which pursuant to the terms of the Amended Partnership Agreement becomes the Tax Matters Partner upon the withdrawal of the Special Limited Partner from the Partnership, shall promptly forward to the Withdrawing Limited Partners a photocopy of all such correspondence or communication(s).

(b)               The Tax Matters Partner, shall not, with respect to any matter which could affect the Withdrawing Limited Partners, or either of them, take any of the following actions without the prior written consent or approval of the Withdrawing Limited Partners:

(i)                  Extend the statute of limitations for assessing or computing any tax liability against the Partnership (or the amount or character of any Partnership tax items);

(ii)                Settle any audit with the IRS concerning the adjustment or readjustment of any partnership item(s) (within the meaning of Section 6231(a)(3) of the Code);

(iii)               File a request for an administrative adjustment with the IRS at any time or file a petition for judicial review with respect to any such request;

(iv)              Initiate or settle any judicial review or action concerning the amount or character of any partnership tax item(s) (within the meaning of Section 6231 (a)(3) of the Code); or

(v)                Intervene in any action brought by any other Partner for judicial review of a final adjustment.

              15.         In the event of any Partnership level proceeding instituted by the IRS pursuant to Sections 6221 through 6233 of the Code which could affect the Withdrawing Limited Partners, or either of them, the Tax Matters Partner shall consult with the Withdrawing Limited Partners regarding the nature and content of all action and defense to be taken by the Partnership in response to such proceeding. The Tax Matters Partner also shall consult with the Withdrawing Limited Partners regarding the nature and content of any proceeding pursuant to Sections 6221 through 6233 of the Code instituted by or on behalf of the Partnership (including the decision to institute proceedings, whether administrative or judicial, and whether in response to a previous IRS proceeding against the Partnership or otherwise).

             16.        The Operating General Partner approves the withdrawal of the Withdrawing Limited Partners and confirms that there are no unsatisfied conditions or obligations of the Withdrawing Limited Partners under the Amended Partnership Agreement with respect thereto.

17.                      All of the provisions of this Amendment shall survive the withdrawal of the Withdrawing Limited Partners from the Partnership.

18.                       Except as amended by this Amendment, the Amended Partnership Agreement remains in full force and effect without change.

19.                   This Amendment may be executed in counterparts and may be executed by facsimile, each of which shall be deemed to be effective and all of which when taken together, shall constitute one instrument.

20.               Each provision of this Amendment shall be considered separate and if for any reason any provision or provisions herein are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Amendment which are valid, such provision or provisions shall be deemed void and of no effect.

21.              The Parties shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Amendment.

[Signatures on following page(s)]

EXECUTED to be effective as of the Effective Date.

OPERATING GENERAL PARTNER:                   FUTURA DEVELOPMENT OF PUERTO

RICO, INC.,

a Puerto Rico corporation

By  /s/Orlando Medina

Name: Orlando Medina

Title: President

INCOMING LIMITED PARTNER:                            ALTA HELENA INVESTMENT, INC.

a Puerto Rico corporation

By  /s/Orlando Medina

Name: Orlando Medina

Title: President

WITHDRAWING LIMITED PARTNERS:	NATIONAL TAX CREDIT, INC., a California corporation By /s/Jesse Curll Name: Jesse Curll Title: Vice President

NATIONAL TAX CREDIT PARTNERS, L.P., a California limited partnership

By  National Partnership Investments Corp., a California corporation,

General Partner

By  /s/Jesse Curll

Name:  Jesse Curll

Title:  Vice President

AMENDED SCHEDULE A
TO THE AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
OF
TORRES DEL PLATA I LIMITED PARTNERSHIP

Name and Address                                                                                       Capital Contribution

Operating General Partner:

Futura Development of Puerto Rico                                                             $           161,300.00

207 Calle Tetúan

San Juan, Puerto Rico 00901-1816

Limited Partner:

Alta Helena Investment, Inc.                                                                            $             25,000.00

207 Calle Tetúan, Viejo San Juan

San Juan, Puerto Rico 00901-1816